UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 30, 2007

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03.            CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMNET OF A REGISTRANT.

On September 30, 2007, Force Protection, Inc. (the “Registrant”) entered into a Modification Number One to Promissory Note (the “Modification Agreement”) with Wachovia Bank, National Association (“Wachovia”) with respect to the Promissory Note issued to Wachovia in the original principal amount of $50,000,000 (the “Note”) on July 19, 2007. The Modification Agreement amends the repayment terms of the Note so that the accrued interest is due and payable on a monthly basis, starting on September 30, 2007, and all outstanding principal is due and payable on January 9, 2008. All other terms of the Note remain the same.

The Note was issued to Wachovia in connection with a certain Loan Agreement (the “Loan Agreement”) dated as of July 19, 2007 by and between the Registrant and Wachovia. The Loan Agreement governs a revolving credit facility made available to the Registrant by Wachovia.    The unpaid principal balance of the Note accrues interest at a floating rate per annum equal to the 1-month LIBOR market index rate plus 2.0%.   Until January 9, 2008, the Registrant may borrow, repay and reborrow additional amounts from Wachovia under the Note, so long as the total principal balance outstanding under the Note does not exceed $50,000,000.  In connection with the issuance of the Note on July 19, 2007, the Registrant also entered into a Security Agreement with Wachovia pursuant to which the Registrant granted Wachovia a security interest in all of its personal property and fixtures, of every kind and nature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date October 5, 2007	/s/ Gordon McGilton
(Signature)

Name: Gordon McGilton
Title: Chief Executive Officer